Exhibit 99.1

Investor Contact: Garen Sarafian ir@bauschhealth.com (877) 281-6642 (toll free)	Media Contact: Katie Savastano corporate.communications@bauschhealth.com (908) 541-3785
Bausch Health Announces Early Exchange Offer Results for Exchange Offers
LAVAL, QC, December 8, 2025 - Bausch Health Companies Inc. (NYSE/TSX: BHC) (the “Company”) announced today the results to date of its previously announced offers to exchange the Company’s outstanding 4.875% Senior Secured Notes due 2028 (the “4.875% Notes”) and 11.00% Senior Secured Notes due 2028 (the “11.00% Notes” and together with the 4.875% Notes, the “Existing Senior Secured Notes”) for up to $1.6 billion aggregate principal amount (the “Maximum Notes Amount”) of new 10.00% Senior Secured Notes due 2032 (the “New Notes” and, such offers, the “Offers”) to be issued by the Company’s indirect wholly-owned subsidiary 1261229 B.C. Ltd. (together with the Company, the “Offerors”), in each case, pursuant to the terms described in a confidential exchange offer memorandum dated November 24, 2025 (the “Exchange Offer Memorandum”). All terms and conditions of the Offers remain unchanged as set forth in the Exchange Offer Memorandum.
As reported by D.F. King & Co., Inc., the exchange agent and information agent for the Offers, as of 5:00 p.m., New York City time, on December 8, 2025 (the “Early Tender Time”), an aggregate principal amount of $2,690,016,000 of Existing Senior Secured Notes had been validly tendered (and not validly withdrawn) in the Offers, as set forth in the table below.

Series of Existing Senior Secured Notes	CUSIP Number(1) (Rule 144A/Reg S)	Principal Amount Outstanding	Principal Amount Tendered
BHC 11.00% Senior Secured Notes due 2028	071734AQ0 / C07885AL7	$1,774,067,000	$1,519,477,000
BHC 4.875% Senior Secured Notes due 2028	071734AN7 / C07885AJ2	$1,600,000,000	$1,170,539,000
(1)No representation is made as to the correctness or accuracy of the CUSIP numbers listed in this press release or printed on the Existing Senior Secured Notes. They are provided solely for convenience.

Based on the aggregate principal amount of the Existing Senior Secured Notes validly tendered (and not validly withdrawn) in the Offers as of the Early Tender Time and subject to the terms and conditions set forth in the Exchange Offer Memorandum, including the Maximum Notes Amount and Target Ratio (each as defined in the Exchange Offer Memorandum) and proration, we would expect approximately $1,600 million of New Notes to be issued in the Offers.

Withdrawal rights for the Offers expired as of 5:00 p.m., New York City time, on December 8, 2025 (the “Withdrawal Deadline”). Because the Withdrawal Deadline is not being extended, holders may not withdraw previously tendered Existing Senior Secured Notes, and any tenders after the Withdrawal Deadline may not be withdrawn except as may be required by law.
Each Offer will expire at 5:00 p.m., New York City time, on December 23, 2025, or any other date and time to which the Offerors extend such offer in their discretion subject to the terms of a transaction support agreement, dated November 24, 2025 (such date and time, as it may be extended, the “Expiration Time”). Since the aggregate principal amount of Existing Senior Secured Notes tendered before the Early Tender Time would otherwise result in issuance of New Notes in an aggregate principal amount that exceeds the Maximum Notes Amount, any Existing Senior Secured Notes tendered after the Early Tender Time but prior to the Expiration Time will not be accepted for purchase in the Offers. Subject to all conditions of the Offers having been either satisfied or waived by the Offerors, the settlement date is expected to be within three business days following the Expiration Time or as promptly as practicable thereafter.
The Offers of the New Notes are only made to eligible holders of Existing Senior Secured Notes who are either (a) persons who are reasonably believed to be “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) that are also “qualified purchasers” (as defined in Section 2(a)(51) of the Investment Company Act of 1940, as amended) and to whom the New Notes are offered in the United States in a transaction not involving a public offering, pursuant to Section 4(a)(2) of the Securities Act, or (b) persons other than “U.S. persons” (as defined in Regulation S under the Securities Act) who agree to purchase the New Notes outside of the United States, and who are otherwise in compliance with the requirements of Regulation S under the Securities Act and to whom the New Notes are offered outside of the United States pursuant to Regulation S under the Securities Act; provided that, in each case, if such holder is resident in Canada, such holder is required to complete, sign and submit to the exchange agent a Canadian holder form, which may be obtained from the information agent. The holders of Existing Senior Secured Notes who have certified to the Offerors that they are eligible to participate in the Offers pursuant to at least one of the foregoing conditions are referred to as “Eligible Holders.” Eligible Holders may go to www.dfking.com/bhc to confirm their eligibility.
The Offers are subject to the terms and conditions specified in the Exchange Offer Memorandum. Eligible Holders of the Existing Senior Secured Notes are encouraged to read these documents, as they contain important information regarding the Offers. Requests for the Exchange Offer Memorandum and other documents relating to the Offers may be directed to D.F. King & Co., Inc., the exchange agent and information agent for the Offers, at (646) 989-1598 (for banks and brokers only) or (866) 340-7108 (toll-free) (for all others) or bhc@dfking.com.
None of the Offerors, any of their respective subsidiaries or affiliates, or any of their respective officers, boards of directors or directors, the exchange agent and information agent or any trustee is making any recommendation as to whether Eligible Holders should tender any Existing Senior Secured Notes in response to the Offers and no one has been authorized by any of them to make such a recommendation. Eligible Holders must make their own decision as to whether to tender their Existing Senior Secured Notes, and, if so, the principal amount of Existing Senior Secured Notes as to which action is to be taken.
The Offers are not being made to Eligible Holders of Existing Senior Secured Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Offers are required to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of the Offerors by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
This press release does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The New Notes have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. The New Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the New Notes in Canada will be made on a basis, which is exempt from the prospectus requirements of such securities laws.
About Bausch Health
Bausch Health Companies Inc. (NYSE: BHC)(TSX: BHC) is a global, diversified pharmaceutical company enriching lives through our relentless drive to deliver better health care outcomes. We develop, manufacture and market a range of products primarily in gastroenterology, hepatology, neurology, dermatology, dentistry, aesthetics, international pharmaceuticals and eye health, through our controlling interest in Bausch + Lomb Corporation. Our ambition is to be a globally integrated healthcare company, trusted and valued by patients, HCPs, employees and investors. Visit www.bauschhealth.com for more information.
Forward‐Looking Statements About Bausch Health
This news release may contain forward-looking statements within the meaning of applicable securities laws, including the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements may generally be identified by the use of the words “will,” “anticipates,” “hopes,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “believes,” “subject to” and variations or similar expressions. These statements are neither historical facts nor assurances of future performance, are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements, including statements of the Company’s plans and expectations regarding the Offers, the likelihood of completion of the Offers, the Company’s ability to complete the Offers and the timing thereof. The Company cannot assure you that the Offers will be completed on schedule, or at all. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update any of these forward-looking statements to reflect events, information or circumstances after the date of this news release or to reflect actual outcomes, unless required by applicable law or regulation.